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                                                                    Exhibit 99.2

                      Workstream Inc. To Acquire Xylo, Inc.

          Workstream extends Employee Relationship Management Solutions

Ottawa, CANADA, September 3, 2002 - Workstream Inc. (NASDAQ: WSTM) a leading provider of Human Capital Management (HCM) Web-enabled solutions and professional services, announced today that it has signed a definitive agreement to acquire Washington-based Xylo, Inc. Xylo, Inc. is a leading provider of Web-based Employee Retention Management (ERM) solutions focused on providing customized retention solutions to the Fortune 500, and many other thought leading companies while attracting employees and strengthen corporate morale.

"Workstream is enthusiastic about the addition of Xylo and welcomes their customers, employees, partners and investors to the Workstream family. The Xylo acquisition extends our Employee Relationship Management (ERM) solution offerings and reinforces our leading position as a market innovator while extending our software products and leveraging our combined strengths to create shareholder value," stated Michael Mullarkey, Workstream's Chairman and CEO. "Our combined customers will benefit from our expanded services suite providing superior return on investment. Our single source approach of offering complementary products and services to our customers offers clients a compelling ROI while building employee loyalty."

Xylo's work/life customizable software offers a broad set of employee programs in one externally-hosted platform, giving clients control over content and applications while helping to increase communication and build community. Xylo is funded by Benchmark Capital, Crosslink Capital and Goldman, Sachs & Co. and has many blue-chip clients including Agilent Technologies, Charles Schwab & Co. Inc., Compaq, Eddie Bauer, Hewlett-Packard, Northwest Airlines, Washington Mutual and Wells Fargo.

"Forward-thinking corporations seek effective methods to retain valued employees, inspire loyalty, and strengthen commitment in the workplace. Our personal and professional lives have become increasingly intertwined with advancements in technology. Workstream will now be able to provide solutions that help corporations assist employees in balancing the demands of their personal and professional lives so they can remain focused and productive at work," Mullarkey adds. "I am confident that this acquisition will prove to be an excellent springboard for revenue growth and shareholder value."

The all-stock transaction for the acquisition of Xylo, Inc. has been approved by the Boards of both companies, is subject to regulatory approval and is expected to close shortly.





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About Workstream Inc.

Workstream Inc. (NASDAQ: WSTM) is a leading provider of Web-enabled tools and professional services for Human Capital Management (HCM). Offering a diversified suite of high-tech and high-touch services to address the full lifecycle of the employer/employee relationship, Workstream ensures more effective management of corporate assets via automation and outsourcing. Workstream's HCM technology backbone enables companies to streamline the management of enterprise human capital processes including recruitment, assessment, integration, deployment and outplacement. Workstream offers a full-range of HCM products and services through its 18 offices and over 240 dedicated human resource professionals across North America. The company's expertise has motivated many blue-chip organizations such as Eli Lilly, Nike, Samsung, KPMG and Sony Music to select Workstream.

For more information visit http:www.workstreaminc.com or call toll free 1-866-470-WORK.

About Xylo, Inc.

Xylo, Inc. builds Web-based work/life solutions for Fortune 500 and other thought-leading companies to help increase employee retention and build corporate morale. Xylo's solution is a highly customizable work/life platform with timesaving, communication and community-building applications that let employees better manage life outside of work while connecting more at work. Xylo's blue-chip client list includes: Agilent Technologies, Charles Schwab & Co. Inc., Compaq, Eddie Bauer, Hewlett-Packard, Microsoft, Northwest Airlines and Wells Fargo. Formed in 1997, the company is based in Bellevue, WA, and may be found on the Web at www.xylo.com.

This press release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to grow our client base and revenue because of the number of competitors and the verity of sources of competition we face; experiencing client attrition; inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission.


For more information contact:

Media Contact:
--------------
Phil Nourie
Nourie Public Relations
Tel: (212) 988-1106
Email: phil@nouriepr.com
       -----------------

Investor Relations:
-------------------
Tammie Brown
Workstream
Tel: 877-327-8483 ext. 263
Email: tammie.brown@workstreaminc.com








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